FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009

UNITY ONE CAPITAL INC.
(Exact name of registrant as specified in its charter.)

Nevada
(State of Other Jurisdiction of Incorporation)

000-53581
(Commission File Number)

26-3913239
 (I.R.S. Employer Identification No.)

Room 2101, Silver Tower, No. 933, Zhongshanxi Road,
Shanghai, China 200051
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (86) 21 51113112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On June 15, 2009, the Board of Directors of the Registrant accepted the resignation of Mr. Yungeng Hu from the CEO, due to his personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY ONE CAPITAL INC.

Date: June 19, 2009	By:/s/ Ross Yuan
Ross Yuan
Chairman of the Board